Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HOMETOWN BANKSHARES CORPORATION

ARTICLE I

SHARES

Section 1. Certificates. All shares issued by the Corporation shall, when fully paid, be represented by certificates in such form (including book-entry form) as may be required by law and approved by the Board of Directors. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the Chairman of the Board of Directors or the President and by the Treasurer or the Secretary or any other officer authorized by resolution of the Board of Directors. Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof. Notwithstanding the foregoing, the Board of Directors may authorize the issue of shares of the Corporation without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall cause to be sent to the registered owner thereof a written statement of the information required on certificates as required by applicable law, the articles of incorporation, these bylaws or any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

Section 4. Transfer of Shares. A transfer of shares shall be made on the share transfer books of the Corporation by book-entry or by surrender of the certificates representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact. The Board of Directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper. Shares transferred by book-entry will comply with the requirements in Section 1 of this Article.

Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provision of the articles of incorporation or these bylaws.

ARTICLE II

SHAREHOLDERS

Section 1. Holders of Shares. Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Meetings Generally. Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. At least ten days before each meeting, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders shall be held on the Monday before the last Thursday in May of each year, or on such other date set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. At the annual meeting, no business shall be transacted and no corporate action shall be taken other than standard annual corporate actions, actions stated in the notice of the meeting, and actions which the chairman of the meeting has accepted for action.

Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors, the President, or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than actions stated in the notice of the meeting, or actions accepted for action by the chairman of the meeting.

Section 5. Notice. Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Determination of Shareholders of Record. The share transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 8. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence, the Vice Chairman, shall act as chairman of and preside over meetings of the shareholders. In the event both the Chairman and the Vice Chairman are unavailable, the President shall act as chairman of and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The Secretary, or in his absence, the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting. The order of business at the annual meeting of shareholders and as far as is practicable at any other meetings of the shareholders shall be determined by the chairman.

Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 10. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 8 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 11. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 12. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

Section 13. Notice of Business. No business shall be transacted at any annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of this Article; (b) otherwise brought before the meeting by or at the direction of the Board of Directors; (c) brought before the meeting by a shareholder of record of the Corporation entitled to vote at the meeting in compliance with the procedure set forth in Section 16 of Article III of these bylaws; or (d) otherwise brought before the meeting by a shareholder of record of the Corporation entitled to vote at the meeting in compliance with the procedure set forth in this Section 13. For business to be brought by a shareholder before an annual meeting of shareholders pursuant to (d) above, the shareholder must have given timely notice in writing to the President of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the shareholder must be received no later than the close of business on the tenth day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Notice of actions to be brought before an annual meeting of shareholders pursuant to (d) above shall set forth, as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of stock of the Corporation which are owned of record and beneficially by the shareholder proposing such business; and (iv) a description of all arrangements or understandings between the proposing shareholder and any other person or persons (including their names) in connection with such business and any material interest of the proposing shareholder in such business other than his interest as a shareholder of Corporation. The requirements of this Section 13 are in addition to any other requirements established by law and do not impair the effect of the requirements of Section 4 of this Article relating to business permitted to be transacted at special meetings of the shareholders or Section 16 of Article III of these Bylaws relating to nominations of director candidates. The chairman of the annual meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by this Section 13 and, if he should so determine, he shall so declare to the meeting and any such business not so properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as expressly provided in the Articles of Incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

Section 2. Number and Qualifications. The Board of Directors shall consist of a minimum of 5 and a maximum of 15 individuals. Directors need not be residents of Virginia but must be shareholders of the Corporation. Directors shall be elected at each annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing. Directors may also be elected at any special meeting of the shareholders.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Vice Chairman, the President, or by a majority of the Board of Directors.

Section 5. Notice. Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery or by mail, by or at the direction of the officer or directors calling the meeting, to the address of such director as it appears in the records of the Corporation not less than ten days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 8. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence, the Vice Chairman, shall act as chairman of and preside over meetings of the Board of Directors. In the event both the Chairman and the Vice Chairman are unavailable, the President shall act as chairman of and preside over meetings of the Board of Directors. The Chairman shall appoint a clerk for the meetings.

Section 9. Procedure at Meetings. The procedure at meetings of the Board of Directors shall be determined by the chairman, and (subject to the provisions of Section 19 of this Article) the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 10. Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 11. Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 12. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may elect an Executive Committee which shall consist of not less than 3 directors, including the Chairman of the Board and the Chief Executive Officer. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these bylaws, provided that the Executive Committee shall not have power to declare dividends, to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

Section 13. Other Committees. The Board of Directors may create one or more committees and appoint two or more members of the board to serve on them at the pleasure of the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

The provisions of Sections 3 through 12 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

Section 14. Removal. Directors of the Corporation may be removed with or without cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

Section 15. Vacancies. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders.

Section 16. Nominations of Director Candidates. The Board of Directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual shareholders’ meeting. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders. Each such notice of a shareholder’s intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such (person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of the Corporation’s securities, his principal occupation for the past five years and his age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.

Section 17. Shareholder Proposals. (a) Eligible shareholders shall submit proposals for inclusion in the proxy materials for consideration at annual meetings of the Corporation in accordance with the rules and regulations of the Securities and Exchange Commission as set forth in the Securities Exchange Act of 1934 (the “1934 Act”). At the time of submission of the proposal, the Corporation shall receive from the proponent documentary evidence which supports such beneficial ownership in the form prescribed under Rule 14a-8 of the 1934 Act, as amended, or any successor statute or regulation.

(b) Such proposal must be by written notice, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders.

(c) The Corporation shall not be required to include the proposal in its proxy statement or form of proxy unless the proponent has complied with the requirements of the 1934 Act and this section.

Section 18. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 19. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee of the Board of Directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, such Executive Vice Presidents, Vice Presidents or Assistant Vice Presidents as the Board of Directors may appoint, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The Board of Directors may, from time to time, appoint other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and shall perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman or the President.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders and directors. Except as otherwise provided in these bylaws or in the resolutions establishing such committees, or as required by a governing regulatory agency, he shall be ex officio a member of all committees of the Board unless it is designated otherwise in the appointment of the committee, entitled to vote on any matter before a committee as a member thereof, and shall perform all such other duties as are incident to his office or as he may be directed to perform by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform such duties, including serve as ex officio member of the Company’s committees.

Section 3. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders and directors in the absence of the Chairman. In the absence or disability of the Vice Chairman, the President shall perform such duties.

Section 4. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The President shall, during the absence, disqualification or inability to act of both the Chairman of the Board of Directors and the Vice Chairman, exercise all the functions and perform all the duties of the Chairman of the Board of Directors, or in his absence the Vice Chairman (except he may not vote as a director if not elected or appointed as such).

Section 5. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the Board of Directors, shall have the authority and perform the duties of the President.

Section 6. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The

Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the Board of Directors, shall maintain the share transfer books of the Corporation.

Section 7. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of all monies and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and, unless otherwise prescribed by the Board of Directors or the President, shall maintain the books of account and financial records.

Section 8. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

Section 9. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 10. Resignation. An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 11. Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 12. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.

Section 13. Proxies. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman or the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V.

MISCELLANEOUS

Section 1. The seal of the Corporation shall be a flat-face circular die, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

Section 2. Amendments. These bylaws may be amended or repealed by the Board of Directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

Section 3. Fiscal Year and Accounting. The fiscal year of the Corporation shall be the calendar year ending December 31. On an annual basis the Board of Directors shall select a qualified, independent accounting and audit firm to audit the books and records of the Corporation in accordance with applicable laws and regulations. The Board will acknowledge the report of examination in the minutes of the meeting of the Board of Directors.

Section 4. Interpretative Matters. Pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

ADOPTED: May 15, 2012

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